Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Independent Bank Corporation on Post-Effective Amendment No. 2 to Form S-1 of our report dated March 13, 2012 on the consolidated financial statements of Independent Bank Corporation, appearing in the 2011 Form 10-K of Independent Bank Corporation, and to the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe Horwath LLP

Crowe Horwath LLP
Grand Rapids, Michigan
May 14, 2012